EX-99.B(e)mnl1partamend1

AMENDMENT NUMBER ONE
to the Target Funds Participation Agreement
(Excludes Products Sold Through W&R Distribution System)
among
Minnesota Life Insurance Company
Waddell & Reed, Inc.
W&R Target Funds, Inc.

         WHEREAS, Minnesota Life Insurance Company (the "Company"), and Waddell & Reed, Inc. ("W&R") which serves as the distributor to the W&R Target Funds, Inc. (the "Funds") listed on Exhibit B have a Fund Participation Agreement whereby shares of W&R's Funds are made available to serve as an underlying investment alternative for variable accounts of Minnesota Life Insurance Company; and

WHEREAS, the Company and W&R desire to make additional Fund choices available to such additional separate accounts as have been established by the Company; and

WHEREAS, the parties to the Agreement wish to amend Exhibit B of that existing Fund Participation Agreement executed the 19th day of September, 2003.

NOW, THEREFORE, BE IT RESOLVED, that effective April 29, 2005, Exhibit B shall be replaced by the attached.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 9th day of March, 2006.

MINNESOTA LIFE INSURANCE		WADDELL & REED, INC.
COMPANY

By:	Robert J. Ehren	By:	Thomas W. Butch

Its:	Vice President	Its:	President

W&R TARGET FUNDS, INC.

By:	Henry J. Herrmann

Its:	President

EXHIBIT B
(as amended April 29, 2005)
to the
Target Funds Participation Agreement
(Excludes Products Sold Through W&R Distribution System)
among
Minnesota Life Insurance Company
Waddell & Reed, Inc.
and
W&R Target Funds, Inc.

Funds Available to Variable Accounts

W&R Target Asset Strategy Portfolio
W&R Target Balanced Portfolio
W&R Target Core Equity Portfolio
W&R Target Global Natural Resources Portfolio
W&R Target Growth Portfolio
W&R Target International Growth Portfolio
W&R Target International Value Portfolio
W&R Target Micro Cap Growth Portfolio
W&R Target Mid Cap Growth Portfolio
W&R Target Science and Technology Portfolio
W&R Target Small Cap Growth Portfolio
W&R Target Small Cap Value Portfolio
W&R Target Value Portfolio